SHARE EXCHANGE AGREEMENT

dated as of

July 4, 2013

between

MONARCHY RESOURCES INC.

and

THE UNDERSIGNED SHAREHOLDERS

relating to the purchase and sale

of

17% of the Outstanding Stock

of

NEW WORLD METALS, S.A.P.I. de C.V.

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SHARE EXCHANGE AGREEMENT

EFFECTIVE DATE OF AGREEMENT: July 4, 2013

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is by and between MONARCHY RESOURCES INC. a Nevada corporation (“Buyer”) and the selling shareholders, Onepointsix Holdings Inc. and Luis Damian Salazar Limon (“Sellers”).

W I T N E S S E T H :

WHEREAS the Sellers are the beneficial owners of 22% of the Shares of NEW WORLD METALS, S.AP.I. (the “Company”) and desire to sell 17% allocated as described below to Buyer, a publicly traded company and Buyer desires to purchase the Shares from Sellers upon the terms and subject to the conditions hereinafter set forth. The Shares of the Company are held as follows:

11% Onepointsix Holdings Inc. 11,000 shares of which 8,500 shares are hereby sold to Buyer.

11% Luis Damián Salazar Limón 11,000 Shares of which 8,500 shares are hereby sold to Buyer.

17,000 Total Shares or 17% of New World Metals, S.A.P.I. de C.V., of which 100,000 shares are issued and outstanding.

AND WHEREAS New World Metals acknowledges that Monarchy Resources shall be entitled to profit-sharing on a pro-rated basis calculated and paid out on a quarterly basis.

THEREFORE, the parties hereto agree as follows:

1.      Definitions

1.                                       . Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one Person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words

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“without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

2.      Purchase and Sale and Transfer of Rights, Closing Condition

1.                                       . Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Sellers agrees to sell to Buyer and Buyer agrees to purchase from Sellers, 17% of the outstanding shares (equivalent to 17% of the total common shares) of the Company in exchange for $750,000 plus 5,000,000 shares of common stock of the Buyer issued to the Seller at a deemed price of $1.00 per share for a total purchase value of $5,750,000. The Shares shall be issued as follows:

50% Onepointsix Holdings Inc. 2,500,000 - Common Shares

50% Luis Damian Salazar Limon. 2,500,000 - Common Shares

2.                                       . Closing. Upon mutual execution of this document via electronic counterparts with original copies to follow.

3.                                       Profit Sharing. It is expressly agreed that the Buyer shall be granted a pro-rated interest as to a total of 45% in the profits of the Company. Such profit shall be calculated and paid out to the Buyer on a quarterly basis.

Representations and Warranties of the Sellers

Seller makes the following representations and warranties to Buyer with respect to the Company as of the date hereof (except to the extent expressly relating to a specific date, in which event such representation or warranty shall be made as of such date), which shall be unaffected by any investigation heretofore or hereafter made by or on behalf of Buyer:

4.                                       . Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.

5.                                       . Corporate Authorization and Binding Effect. The execution, delivery and performance by Seller of this Agreement, and the consummation by each of the Sellers and the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action by each of the Sellers and the Company. Seller

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and the Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and each Related Agreement to which it is a party has been duly executed and delivered by Seller and the Company and, assuming due and valid authorization, execution and delivery thereof by Buyer, this Agreement is a valid and binding obligation of Seller and the Company party thereto, enforceable in accordance with its terms and conditions.

6.                                       . Governmental Authorization. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

7.                                       . Noncontravention. The execution, delivery and performance by the Seller of this Agreement and the consummation by Seller and the Company of the transactions contemplated hereby and thereby do not and will not contravene or conflict with the certificates or articles of incorporation or bylaws of the Seller or the Company; contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Seller or the Company or any of their respective properties or assets; result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which the Company is bound, or any license, franchise, permit or other similar authorization held by the Company; or result in the creation or imposition of any Lien on any asset of the Company, except for any Permitted Liens.

8.                                       . Capitalization. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, nonassessable and free from preemptive rights. Except as set forth in this Section 3.05, there are no outstanding shares of capital stock or other voting securities of or other ownership interests in the Company; ) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of or other ownership interests in the Company; or options or other rights to acquire from the Company, or any obligation of the Company to issue, transfer or sell, any capital stock or voting securities of or other ownership interests in the Company or securities convertible into or exchangeable for capital stock or voting securities of or other ownership interests in the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. The Company does not have any Subsidiaries.

9.                                       . Ownership of Shares. Seller is the record and beneficial owner of the Shares, free and clear of any Lien, and will transfer and deliver to Buyer at the Closing valid title to the Shares, free and clear of any Lien.

10.                                    . Permits; Compliance. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any

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Governmental Authority necessary for the Company to operate its repair and manufacturing business as currently conducted, to own, lease and operate its properties and to carry on the Business (the “Company Permits”) and the use and operation by the Company of its properties and the conduct of the Business comply with the requirements and conditions of all Company Permits.

11.                                    . Financial Statements. The Company is newly formed and does not yet have consolidated financial statements of the Company, (collectively, the “Financial Statements”).

12.                                    . Books and Records. The books of account, minute books and stock record books of the Company are complete and correct in all material respects and have been maintained in accordance with reasonable and customary business practices. The minute books of the Company contain records that are complete and correct in all material respects of all meetings of, and corporate action taken by (including all actions by unanimous written consent), the shareholders and directors of the Company since inception. True and complete copies of all minute books and all stock record books of the Company have heretofore been made available to Buyer.

13.                                    . Absence of Certain Changes. The Company has conducted its business in the ordinary course consistent with past practices and there has not been:

                    a.          any event, occurrence or development which has had a Company Material Adverse Effect;

                   b.          any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

                    c.          any amendment of any material term of any outstanding security of the Company;

                   d.          any incurrence, assumption, amendment or guarantee by the Company of any indebtedness for borrowed money, or any foreign currency, hedging, financial derivatives or similar transactions, other than in the ordinary course of business and consistent with past practices;

                    e.          any creation or assumption by the Company of any Lien, other than Permitted Liens, on any asset of the Company;

                    f.          any making of any loan, advance or capital contribution to or investment in any Person by the Company other than loans, advances, capital contributions or investments made in the ordinary course of business consistent with past practices or any amendment of the terms of any loan to executive officers or directors;

                    g.          any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or the Business (including the acquisition or disposition of any assets), in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

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                     h.          any material change in any method of accounting or accounting practice by the Company.

                     i.          any payment, discharge or satisfaction of any material claim, liability or obligation, except in the ordinary course of business or pursuant to the terms of any Material Contract;

                     j.          any material modification to a Material Contract;

                   k.          except as required under applicable law or pursuant to existing agreements, any grant of any severance or termination pay to any director, officer or employee of the Company, increase in compensation, bonus or other benefits payable under any severance or retirement or termination pay policies of the Company, entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or adoption of any new Employee Plan or modification of any Employee Plan, in the case of each of clauses (i) through (iv), other than in the ordinary course of business consistent with past practices; or

                     l.          any disposal or lapse of any rights to the use of any Intellectual Property Right, which would have a Company Material Adverse Effect.

14.                                    . No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company of any kind, other than:

                    a.          liabilities or obligations disclosed or provided for in the Balance Sheet or the notes thereto;

                   b.          liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date;

                    c.          liabilities or obligations under this Agreement; and

                  d.             other liabilities or obligations which in the aggregate would not have a Company Material Adverse Effect.

15.                                    . Litigation. As of the date of this Agreement, there is no judicial or administrative action, suit or proceeding pending, or to the Knowledge of Seller, threatened against the Company or relating to the Business, any of the Company’s properties or any of the officers or directors of such companies before any court or arbitrator or before or by any Governmental Authority that would, individually or in the aggregate, have a Company Material Adverse Effect. The Company is not subject to any judgment, order or decree that would result in a Company Material Adverse Effect.

16.                                    . Taxes. The Company has also separately filed all material Tax Returns that it was required to file for each taxable period. All such Tax Returns were timely filed, correct and complete in all material respects and were prepared in substantial compliance with all applicable laws and regulations. The Company has paid all material Taxes shown or required to be shown on such separate Tax Returns.

                 a.             There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company.

                 b.             The Company has withheld and paid all employment, sales, use and other Taxes required to have been withheld and paid in connection with any

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amounts paid or owing to any employee, independent contractor, creditor or other third party.

                 c.             There is no pending or any threatened dispute or claim concerning any material Tax liability of the Company for any taxable period during which the Company was a member of the Seller’s Affiliated Group.

i.       . Employees. The company does not nor has ever had any employees.

17.                                    . Certain Business Practices. Neither the Company nor any of its directors, officers employees or any other person authorized to act on behalf of the Company has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any foreign or domestic government official or employee from corporate funds.

18.                . Environmental Matters. Except as to matters that would not have a Company Material Adverse Effect:

i.       no complaint has been filed, no penalty has been assessed, and no third-party investigation, claim, suit, proceeding or review is pending or is threatened by any Governmental Authority or other Person against the Company and, in each case, alleging or relating to any violation by the Company of any Environmental Law;

ii.      the Company is in compliance with all Environmental Laws and has obtained and is in compliance with all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Authority (collectively, “Environmental Permits”) required by Environmental Laws to conduct the Business;

. Compliance With Laws and Court Orders. The Company is in compliance with all, and is not under investigation with respect to applicable Laws.

19.             . Employee Matters. The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms, and conditions of employment, and wages and hours and is not engaged in any unfair labor practice.

20.                                    . Title to Assets; Liens. The Company has good title to all the properties and assets reflected in the Balance Sheet and all assets purchased by the Company since the Balance Sheet Date free and clear of all Liens (other than Permitted Liens). At the time of the Closing, the assets of the Company, taken together with the rights and benefits to Buyer arising under the Related Agreements, shall be adequate in all material respects to allow Buyer at such time to conduct the Business substantially as it is currently being conducted.

21.                                    . Real Property. The Company has no title to any real property.

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                    a.          To Seller’s Knowledge, there is no structural defect in any of the Real Property or the improvements thereon.

22.                Material Contracts. The Company is not a party to or bound by any agreement or contract except as disclosed.

                  a.             Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to this Section (collectively, “Material Contracts”) is a valid and binding agreement of the Company and is in full force and effect, and none of the Company or, to the Knowledge of Seller, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

23.             . Insurance. Seller has made available to Buyer copies of all insurance policies providing coverage in favor of the Company or any of its properties, including “all risk” insurance policies (collectively, the “Insurance Policies”). There are no material claims by the Company pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. As of the date hereof, all Insurance Policies are in full force and effect, all premiums due thereon have been paid and the Company is in compliance in all material respects with the terms and provisions of the Insurance Policies.

24.             . Intellectual Property. No Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person.

                 a.             Except as expressly disclosed to Buyer, the Company has the sole and exclusive right to use the Company Intellectual Property Rights, and no consent of any third party is required for the use thereof by the Company following Closing. To the Knowledge of Seller, no claims have been asserted by any person challenging the use of any Company Intellectual Property Rights, or challenging or questioning the validity or effectiveness of any such license or agreement. No additional Intellectual Property Rights other than the Company Intellectual Property Rights are necessary or material to the conduct of the Business.

3.
Representations and Warranties of Buyer

Buyer hereby makes the following representations and warranties to the Sellers as of the date hereof (except to the extent expressly relating to a specific date, in which event such representation or warranty shall be made as of such date), which shall be unaffected by any investigation heretofore or hereafter made.

1.                                       . Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted.

2.                                       . Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and each Related Agreement to which it

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is a party and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action by Buyer. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and, assuming due and valid authorization, execution and delivery thereof by each Seller party thereto, this Agreement is a valid and binding obligation of Buyer, enforceable in accordance with its terms and conditions.

3.                                       . Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and each Related Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority

4.                                       . Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not and will not contravene or conflict with the articles of incorporation or bylaws of Buyer, assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to Buyer, result in a violation or a breach of, or constitute a default or require any consent under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any note, bond, mortgage, indenture, lease, agreement, contract, obligation or other instrument to which Buyer is bound, or any license, permit or other similar authorization held by Buyer.

5.                                       . Litigation. As of the date of this Agreement, there is no judicial or administrative action, suit or proceeding pending, or to the knowledge of Buyer, threatened against Buyer before any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

6.

4.
Covenants of the Sellers

Each of the Sellers agrees that:

1.                                       . Conduct of the Company. Except as expressly contemplated by this Agreement or as otherwise consented to by Buyer in writing, during the period from the date hereof and continuing, each of the Sellers shall cause the Company to:

                     a.          conduct its business in the usual, regular and ordinary course consistent with past practices;

                    b.          not mortgage, pledge, sell or dispose of any assets with a value of $3,000 or more in the aggregate, and not waive, release, grant, transfer or permit to lapse any Company rights of value in excess of $5,000 in the aggregate;

                    c.          comply in all material respects with all provisions of any Material Contracts to which the Company is a party;

                   d.          not take any action that would result in the representation set forth in Section 3.10(k) being untrue;

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                    e.          not enter into any new or amended contract, agreement, side letter or memorandum of understanding with any unions representing employees of the Company;

                     f.          not enter into any agreement or understanding with any other Person outside of the ordinary course of business consistent with past practices involving expenditures in excess of $3,000 in the aggregate or involving terms of duration or commitments in excess of 3 months;

                    g.          not enter into any agreement or understanding with any other Person containing any exclusivity, non-competition or similar provisions that would materially restrict the ability of the Company to compete;

                    h.          not adopt or propose any change in its organizational documents (including bylaws); and

                     i.          not merge or consolidate with any other Person.

2.                                       . Access to Information; Confidentiality.

                    a.          After the Closing, Seller will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been previously known on a nonconfidential basis by either Seller, in the public domain through no fault of Sellers or their Affiliates or later lawfully acquired by any Seller from sources other than those related to its prior ownership of the Company. The obligation of Sellers and their Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information.

                   b.          On and after the Closing Date, Seller will afford, promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including accountant’s work papers), information, employees and auditors to the extent reasonably necessary for Buyer in connection with any audit, investigation, dispute or litigation (other than any dispute or litigation involving either of the Sellers) relating to the Business; provided that any such access by Buyer shall be conducted during normal business hours and shall not unreasonably interfere with the conduct of the business of the Sellers, Buyer shall bear all of the out-of-pocket costs and expenses (including reasonable attorneys’ fees, but excluding reimbursement of Seller for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

3.                                       . Notices of Certain Events. From the date hereof, Seller shall promptly notify Buyer of:

                    a.          any actions, suits, claims, investigations or proceedings commenced against the Company or in respect of which the Company has an indemnification obligation and as to which Seller has Knowledge that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12.

5.
Covenants of Buyer

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Buyer agrees that:

1.                                       . Confidentiality. Prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence all confidential documents and information concerning the Company furnished to Buyer or its Affiliates in connection with the transaction contemplated by this Agreement.

2.                                       . Trademarks; Tradenames. Buyer shall not permit the Company to use any of the marks or names of Seller that the parties agree shall belong to Seller after closing.

6.
Covenants of Buyer and the Sellers

Buyer and the Sellers agree that:

1.                                       . Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Buyer and the Sellers will use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Buyer shall, and the Sellers shall cause the Company prior to the Closing, and Buyer shall cause the Company after the Closing, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

2.                                       . Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public announcements the making of which may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation..

3.                                       Operational Agreement. Both parties agree that within 90 days of closing an operational partnership agreement shall be in place, inclusive of employment agreements for principal officers of the Seller. Buyer and Seller have to date negotiated most of the terms of the agreement and will use their best faith efforts to complete and ratify said agreement. In the event of a failure to complete an agreement Seller retains the right to purchase the shares sold to the Buyer for an equal amount of consideration expended by the Buyer.

7.
Employee Benefits

1.                                       . Employee Benefits. Nothing herein shall be construed to require the Company or Buyer to continue after Closing the employment of any Company employee or to otherwise interfere with the Company’s right to terminate any such employees at any time after Closing.

8.
Conditions to Closing

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1.                                       . Conditions to Obligations of Buyer and the Sellers. The obligations of Buyer and the Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

                    a.          no provision of any Law shall prohibit the consummation of the Closing;

                   b.          there shall not be in effect any Law enacted, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby of any Governmental Authority that makes illegal or otherwise materially restrains or prohibits the consummation of the transactions contemplated hereby.

2.                                       . Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

                    a.          the Seller shall have performed or complied with in all material respects all of the covenants and agreements required to be performed by it on or prior to the Closing Date under this Agreement, and the representations and warranties of the Seller set forth in this Agreement shall be true at and as of the Closing Date as if made at and as of such time (except as to any representation or warranty which speaks as of a specific date, which must be true as of such date;

                   b.          there shall not have occurred any Company Material Adverse Effect after the date hereof which is continuing on the Closing Date;

                    c.          Buyer shall have received all documents it may reasonably request relating to the existence of the Seller and the authority of the Seller for this Agreement, all in form and substance reasonably satisfactory to Buyer; and

3.                                       . Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the Closing is subject to satisfaction of the following further conditions:

                    a.          Buyer shall have performed or complied with in all material respects all of the covenants and agreements required to be performed by it on or prior to the Closing Date under this Agreement, and the representations and warranties of Buyer set forth in this Agreement shall be true at and as of the Closing Date as if made at and as of such time (except as to any representation or warranty which speaks as of a specific date, which must be true as of such date); and

                   b.          the Seller shall have received all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to the Sellers.

9.
Survival; Indemnification

1.                                       . Survival. Except as specifically set forth below, the representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing Date. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest

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date permitted by law. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

2.                                       . Indemnification. Effective at and after the Closing, Seller hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses and any fines or penalties imposed) (“Damages”, which shall not include amounts subject to indemnification by the Sellers) actually suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of representation or warranty (each such misrepresentation and breach, a “Warranty Breach”) or breach of covenant or agreement made or to be performed by the Sellers pursuant to this Agreement.

                    a.          Effective at and after the Closing, Buyer hereby indemnifies Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages actually suffered by Seller or any of its Affiliates arising out of any Warranty Breach or breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement.

3.                                       . Procedures. The party seeking indemnification under Section 10.02 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding (“Claim”) in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely affected the Indemnifying Party.

                    a.          The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party (“Third Party Claim”) and, subject to the limitations set forth in this Section, shall be entitled to assume the control of and appoint lead counsel for such defense, in each case at its expense.

                   b.          If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 10.03, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned) before entering into any settlement of such Third Party Claim, but only if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or if the settlement imposes injunctive or other equitable relief against the Indemnified Party, and the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party. The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim that shall be settled by the Indemnified Party without the prior written consent of the

13

Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

                    c.          Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith. The Indemnified Party shall keep the Indemnifying Party fully informed of the defense of any Third Party Claim conducted by such Indemnified Party.

                   d.          Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 10.02.

4.                                       . Knowledge. Notwithstanding anything in this Agreement to the contrary, the rights of the parties to indemnification based on the representations and warranties set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) about the accuracy or inaccuracy of or compliance with, any such representation or warranty.

10.
Termination

1.                                       . Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

                    a.          by mutual written agreement of Seller and Buyer;

                   b.          by either Seller or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

                    c.          by Buyer if Seller shall have filed a petition for relief under the Bankruptcy Code prior to the Closing or an involuntary petition for relief under the Bankruptcy Code is filed against Seller prior to the Closing by any party other than (x) Buyer or its Affiliates or (y) any Person acting at the direction of or in concert with Buyer or its Affiliates and such petition is not dismissed prior to the Closing;

The party desiring to terminate this Agreement pursuant to clauses of this Section 11.01 shall give notice of such termination to the other party.

2.                                       . Effect of Termination. If this Agreement is terminated as permitted by Section 11.01, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to any other party to this Agreement; provided that if such termination shall result from either party’s willful failure to fulfill a condition to the performance of the obligations of the other party, failure to perform a covenant set forth in this Agreement or breach of any representation or warranty or agreement contained herein, such failing or breaching party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach. The provisions of Section 6.01, 12.03, 12.05, 12.06 and 12.07 shall survive any termination hereof pursuant to Section 11.01.

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11.
Miscellaneous

1.                                       . Notices. All notices and other communications hereunder shall be in writing (including facsimile transmission, with confirmation of receipt) and shall be deemed to have been duly given when delivered personally or by facsimile, when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), or three business days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses (or to such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof) provided that any communication by facsimile shall be confirmed by a copy sent via overnight mail to the physical address of the recipient set forth above. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

2.                                       . Amendments and Waivers. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                    a.          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

3.                                       . Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

4.                                       . Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

5.                                       . Governing Law. This Agreement shall be governed by and construed in accordance with the laws and courts of the State of Nevada, without regard to the conflicts of law rules of such country.

6.                                       . Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the State of Nevada. In any such suit, action or proceeding each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any

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such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.                                       . . Counterparts; Effectiveness; Third-Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

8.                                       . Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

9.                                       . Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

By:
Name:
Title: President MONARCHY RESOURCES INC.

By:
Luis Damián Salazar Limón
Shareholder New World Metals, S.A.P.I. de C.V.

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By:
Name:
Title: Authorized Signatory ONEPOINTSIX HOLDINGS, INC.

By:
Name:
Title: Authorized Signatory NEW WORLD METALS, S.A.P.I. de C.V.

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